Exhibit 99.1
BEYOND COMMERCE, INC.
SUBSCRIPTION AGREEMENT
1.  Subscription.  The undersigned hereby subscribes to purchase _______ (the "Shares"), of Beyond Commerce, Inc.  (the "Company") for a purchase price equal to $_______ per share or $________________ total. A personal check, bank  draft or  cashier's check payable to " Beyond Commerce, Inc." in the amount of the purchase price is enclosed with this Subscription Agreement.
2.  Subscription Funds.  The undersigned understands that the contemplated sale of the Shares offered hereby is part of a sale of up to $12,000,000 of securities of the Company at $1.50 per share.  THERE IS NO MINIMUM AMOUNT THAT MUST BE SOLD AND THERE WILL BE NO ESCROW OF SUBSCRIPTIONS.  In the event this Subscription Agreement is accepted, in whole or in part, the funds received by the Company in the Prospectus, dated ___________________, a copy of which has been delivered with this Subscription Agreement (the “Prospectus”).

3.  Acknowledgement.  The undersigned acknowledges that, prior to signing this Subscription Agreement, he or she has received the Prospectus describing the offering of Common Stock by the Company and has carefully reviewed the risks of and other considerations relevant to, a purchase of the Common Stock, including those described under the caption "Risk Factors" in the Prospectus.

4.  Acceptance.  This Subscription Agreement is not transferable or assignable. The execution and delivery of this Subscription Agreement will not constitute an agreement between the undersigned and the Company until this subscription is accepted on behalf of the Company. This Subscription Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs and legal representatives.
The undersigned hereby executes this Subscription Agreement as of the ____ day of 2009, at _______________________, ______________________.
(city)                                (state)

SUBSTITUTE FORM W-9
PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER
Under the penalties of perjury, I certify that: (1) the Social Security number or Taxpayer Identification Number given below is correct; and (2) 1 am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT NUMBER 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORT1NG INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

MAIL TO:	Signature: ___________________________
Beyond Commerce, Inc.
9029 South Pecos	Print Name: _________________________
Suite 2800
Henderson, Nevada, 89073	___________________________________
Attention: Mark Noffke
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Federal Employer Identification Number

Social Security Number

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Street Address

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City, State and Zip Code

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Telephone Number